SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 9, 2003

ONLINE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26123	52-1623052

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

7600 Colshire Drive, McLean, VA 22102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(703) 394-5100

Item 5. Other Events.

     On June 10, 2003, Online Resources Corporation (the “Company”) publicly disseminated a press release announcing that it had strengthened its balance sheet by increasing its stockholders’ equity and reducing its convertible notes. The Company increased its stockholders’ equity by $4.4 million dollars through a private placement on June 9, 2002 of 1,336,000 shares of newly issued common stock to a group of institutional investors. In separate transactions, the Company also repurchased $3.9 million of its convertible notes at par. The Company also announced that it was now in compliance with the continued listing requirements of the Nasdaq National Market and, subject to confirmation from Nasdaq, expects to continue trading on the National Market without interruption. The information contained in the press release is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of Stock Purchase Agreement, between the Company and purchasers of common stock.
10.2	First Amendment, dated June 9, 2003, to the Rights Agreement, dated as of January 11, 2002, between the Company and American Stock Transfer and Trust Company.
99.1	Press Release, dated June 10, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE RESOURCES CORPORATION (Registrant)

Date: June 16, 2003	By: Name: Title:	/s/ Catherine A. Graham Catherine A. Graham Executive Vice President, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Stock Purchase Agreement, between the Company and purchasers of common stock.
10.2	First Amendment, dated June 9, 2003, to the Rights Agreement, dated as of January 11, 2002, between the Company and American Stock Transfer and Trust Company.
99.1	Press Release, dated June 10, 2003.

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